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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2005 relating to the financial statements and financial statement schedule of Compass Minerals International, Inc., which appears in Compass Minerals International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004.


/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
August 17, 2005